UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Proxy Statement

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[X]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.

GREY GLOBAL GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Filed by Grey Global Group Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Grey Global Group Inc.
Commission File No. 0-7898

This filing relates to the proposed merger (the “Merger”) between WPP Group plc (“WPP”) and Grey Global Group Inc. (“Grey”) pursuant to the terms of an Agreement and Plan of Merger, dated as of September 11, 2004 (the “Merger Agreement”), by and among WPP, Abbey Merger Corporation and Grey. The Merger Agreement is on file with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to the Current Report on Form 8-K filed by Grey on September 13, 2004, and is incorporated by reference into this filing.

Forward-Looking Statements

The statements, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of the operations and financial results, the markets for products, the future development of business, and the contingencies and uncertainties of WPP Group plc (“WPP”) and Grey Global Group Inc. (“Grey”) to which WPP and Grey may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on WPP and Grey may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in WPP’s most recent Annual Report on Form 20-F for the year ended December 31, 2003, Grey’s most recent Annual Report on Form 10-K and 10K/A for the year ended December 31, 2003 and Grey’s quarterly reports on Form 10-Q and other documents filed by WPP and Grey with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, without limitation, the following: the ability to promptly and effectively integrate the businesses of Grey and WPP; the reaction of WPP’s and Grey’s clients to the transaction and the ability to retain those clients; the ability to retain key personnel; potential client conflicts; the ability to achieve the anticipated strategic benefits of the proposed merger; the diversion of management time on merger-related issues; the effect of foreign exchange rate fluctuations; the performance of financial markets and interest rates; competitive and business factors; new tax or other government regulation; and changes in general economic conditions.

Neither WPP nor Grey undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Important Legal Information

This communication is being made in respect of the proposed merger involving WPP Group plc and Grey Global Inc. In connection with the proposed merger, WPP and Grey will prepare a registration statement on Form F-4 containing a proxy statement/prospectus for the stockholders of Grey to be filed with the SEC, and each will be filing other documents regarding the proposed transaction, with the SEC. Before making any voting or investment decision, Grey’s stockholders and investors are urged to read the proxy statement/prospectus regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in Grey or WPP will also be able to obtain the proxy statement/prospectus and other documents free of charge by directing their requests to Grey, 777 Third Avenue, New York, NY 10017 (212-546-2000), or to WPP, 125 Park Avenue, New York, NY 10017 (212-632-2200).

Grey and its directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Grey’s directors and executive officers is available in Grey’s Amendment to their Annual Report on Form 10-K/A for the year ended December 31, 2003, which was filed with the SEC on April 29, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Included in this filing are the following:

•	Press Release dated September 13, 2004 announcing the signing of the Merger Agreement

•	Presentation of WPP dated September 13, 2004

CONTACT:	Jan Sneed
(212) 546-2422
Cell:	(917) 543-4125

Grey Global Agrees to Merge into WPP in $1.5 billion Cash and Stock Bid

NEW YORK, NY September 13, 2004—Grey Global Group Inc. (NASDAQ:GREY) announced today that it agreed to merge into a wholly-owned subsidiary of WPP Group plc in a cash and stock transaction valued, as of the close of business on September 10, 2004, at approximately $1.5 billion.

Under the terms of the merger agreement, Grey shareholders have the right to elect either $1,005 in cash or 21.746 American Depository Shares of WPP (valued at $1,005, based on the closing price of the WPP American Depository Shares on September 10, 2004). Shareholder elections are subject to proration that is designed to ensure that 50% of Grey shares will be exchanged for cash and 50% of Grey shares will be exchanged for American Depository Shares of WPP. The American Depository Shares, which trade on the New York Stock Exchange, represent five ordinary shares of WPP, which shares are traded on the London Stock Exchange.

The company will operate as an independent network within the WPP group of companies under the Grey name. In connection with the transaction WPP sought and obtained a new employment agreement from Edward Meyer under which he has agreed to continue as Chairman and CEO of Grey Global Group until at least December 31, 2006. WPP’s and Mr. Meyer’s expectation is that Mr. Meyer will join the Board of Directors of WPP after a transition period following the closing of the merger.

In order for the merger to be completed, the merger agreement must be approved by a vote of at least two-thirds of the voting power of all Grey stockholders (with holders of Grey’s Class B common shares entitled to ten votes per Class B share) and by a vote of at least two-thirds of the total number of Grey outstanding common shares (with holders of Class B common shares having one vote per Class B share). Mr. Meyer has agreed to vote all of his Grey common and Class B shares in favor of the merger, representing approximately 43.5% of the voting power (giving effect to the special voting power of the Class B shares) and approximately 20.5% of the voting power on a per share basis (without giving effect to the special voting power of the Class B shares).

The merger is also subject to other customary closing conditions, including regulatory approval, and is expected to be completed around year-end. The merger does not require WPP shareholder approval.

“We are pleased to join WPP, one of the world’s leading advertising and communications firms and a company we have long respected, because of our shared values and strong commitment to superior client service,” Mr. Meyer said. “Grey’s greatest asset is its people, and while the ownership structure will change, our day-to-day business relationship with our clients will remain unchanged and our commitment to do great work will continue to be our passion. By agreeing to combine with WPP, our clients will be able to access a broader array of global services and tools, and our employees can expand their careers in exciting directions.”

Mr. Meyer continued: “I have spent my entire working career, nearly 50 years, at Grey helping companies build many of the world’s greatest brands. I am equally proud of the work I have done to build the Grey brand. I am personally committed to a very smooth integration and to Grey’s continuing success.”

Commenting on the announcement, Sir Martin Sorrell, Group Chief Executive of WPP said, “ The addition of Grey Global Group to WPP will bring a number of benefits to our clients, our people and our shareowners. In addition to broadening our relationship with a number of our leading clients, Grey will bring access to new clients, strengthen our activities in advertising, media investment management, public relations, healthcare and direct and interactive. Additionally, Grey’s broad geographic spread will further strengthen WPP’s market position. We believe that WPP will offer Grey’s clients and its people significant enhanced opportunities. All of us at WPP are excited by the prospect.”

* * * * *

About Grey:

Grey Global Group ranks among the largest global communications companies in the world. Grey Global Group operates branded independent business units in many communications disciplines including general advertising, public relations/public affairs, direct marketing, internet communications, healthcare marketing, brand strategy and design, and on-line and off-line media services.

* * * * *

Goldman, Sachs & Co. and J.P. Morgan are acting as financial advisors to Grey Global Group Inc. in connection with the transaction.

Simpson Thacher & Bartlett LLP is acting as legal counsel to Grey Global Group Inc. in connection with the transaction, and Davis Polk & Wardwell is acting as legal counsel to Edward H. Meyer in connection with the transaction.

Forward-Looking Statements

The statements, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of the operations and financial results, the markets for products, the future development of business, and the contingencies and uncertainties of WPP Group plc (“WPP”) and Grey Global Group Inc. (“Grey”) to which WPP and Grey may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on WPP and Grey may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in WPP’s most recent Annual Report on Form 20-F for the year ended December 31, 2003, Grey’s most recent Annual Report on Form 10-K and 10K/A for the year ended December 31, 2003 and Grey’s quarterly reports on Form 10-Q and other documents filed by WPP and Grey with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, without limitation, the following: the ability to promptly and effectively integrate the businesses of Grey and WPP; the reaction of WPP’s and Grey’s clients to the transaction and the ability to retain those clients; the ability to retain key personnel; potential client conflicts; the ability to achieve the anticipated strategic benefits of the proposed merger; the diversion of management time on merger-related issues; the effect of foreign exchange rate fluctuations; the performance of financial markets and interest rates; competitive and business factors; new tax or other government regulation; and changes in general economic conditions.

Neither WPP nor Grey undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Important Legal Information

This communication is being made in respect of the proposed merger involving WPP Group plc and Grey Global Inc. In connection with the proposed merger, WPP and Grey will prepare a registration statement on Form F-4 containing a proxy statement/prospectus for the stockholders of Grey to be filed with the SEC, and each will be filing other documents regarding the proposed transaction, with the SEC. Before making any voting or investment decision, Grey’s stockholders and investors are urged to read the proxy statement/prospectus regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in Grey or WPP will also be able to obtain the proxy statement/prospectus and other documents free of charge by directing their requests to Grey, 777 Third Avenue, New York, NY 10017 (212-546-2000) or to WPP, 125 Park Avenue, New York, NY 10017 (212-632-2200).

Grey and its directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Grey’s directors and executive officers is available in Grey’s Amendment to their Annual Report for the year ended December 31, 2003, which was filed with the SEC on April 29, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

###

WPP Acquisition of Grey Global Group Inc. 13 September 2004

INVESTOR INFORMATION This communication is being made in respect of the proposed merger involving WPP Group plc and Grey Global Group Inc. In connection with the proposed merger, WPP and Grey will prepare a registration statement on Form F-4 containing a proxy statement/prospectus for the stockholders of Grey to be filed with the SEC, and each will be filing other documents regarding the proposed merger, with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by WPP may be obtained free of charge by contacting WPP at 125 Park Avenue, New York, NY 10017, +1 212 632 2200. Documents filed with the SEC by Grey will be available free of charge by contacting Grey at 777 Third Avenue, New York, NY 10017, +1 212 546 2000 INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION. Grey and its directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Grey's directors and executive officers is available in Grey's Amendment to their Annual Report for the year ended December 31, 2003, which was filed with the SEC on April 29, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. Private Securities Litigation Reform Act Safe Harbor Statement The statements, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of the operations and financial results, the markets for products, the future development of business, and the contingencies and uncertainties of WPP Group plc and Grey Global Group Inc. to which WPP and Grey may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company. The forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of WPP and Grey, that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These risks and uncertainties include those discussed or identified in the public filings with the U.S. Securities and Exchange Commission made by WPP and Grey as well as those associated with the realization of expected earnings accretion, margin improvements and cost savings, synergies, efficiencies and other benefits anticipated from the merger, including the risk of loss of key employees and client business in connection with the transaction and the risk that the completion of the merger may be delayed for regulatory or other reasons. Neither WPP nor Grey undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise. The Illustrative Financial Information has been prepared by extracting Grey published financial information prepared in accordance with Grey's accounting policies and United States Generally Accepted Accounting Principles ("US GAAP") and aggregating them with WPP's accounting policies and United Kingdom Generally Accepted Accounting Principles ("UK GAAP") after making only very limited adjustments as indicated in the relevant footnotes. There are a number of potentially significant differences between US GAAP and UK GAAP that have not yet been quantified and that would be needed in order to conform the Grey results to UK GAAP as applied by WPP. Details of the differences between UK GAAP and US GAAP that are relevant to WPP are explained on Pages 135 and 136 of the Group's 2003 Annual Report and Accounts which are available at www.wppinvestor.com. This should not be considered to be a comprehensive list of areas of adjustment that may be required to conform the Grey published financial information to UK GAAP as applied by WPP. Pro Forma Information subsequently disclosed in Proxy Statements or any Prospectus may therefore differ from the Illustrative Financial Information presented

WPP Transaction Overview 1 Strategic Rationale 2 Illustrative Financial Impact 3 Closing Remarks 4

WPP Transaction Overview 1

Transaction Overview Complementary Strategic Fit Strong client roster - including P&G (the world's largest advertiser), 3M, Adobe, BellSouth, Boehringer Ingelheim, Conagra, Hasbro, JPMorganChase, Mars, Warner Bros Strengthened relationship with major multi-national clients - including BAT, Diageo, gsk, Nokia, and Pfizer Strong brands in Advertising, Media Investment Management, Healthcare, Direct & Interactive, Sales Promotion and Public Relations Enhanced long-term growth prospects, and a significant increase in the group's talent resources Opportunities for cash flow and margin enhancement Accretive to earnings in 2005 with further accretion in 2006 and 2007 ROI ahead of WACC in 2007

Transaction Overview Key Terms Offer Value: $1,520m (based on 1.512m fully diluted Grey shares) comprising $760m in cash and $760m in new WPP shares, based on £5.14 per share at a fixed exchange ratio Enterprise Value: $1,309m taking into account cash balances of $172m and option proceeds of $39m Consideration: $1,005 per Grey share Funding: Cash consideration funded from WPP's existing resources Ownership: Grey shareholders will own c.6.5% of WPP Tax: Stock consideration will be tax-free to Grey shareholders Closing: Expected December 2004/January 2005

Transaction Overview Management Roles Ed Meyer has entered into new employment contract for 2005 and 2006 continues as Chairman and CEO of Grey Global Group assisting Grey integration with WPP to be offered a position on the WPP Board in due course Steve Felsher and other senior management continue under existing contract arrangements Incentive Remuneration Grey equity incentive programmes will remain subject to existing vesting schedule Grey existing incentive programme will be transitioned to WPP incentives as appropriate

Transaction Overview Integration The Grey Global Group operating companies will remain separate, reporting to the CEO of Grey MediaCom will explore opportunities to leverage media buying efficiencies through Group M Public company reporting responsibilities will be integrated WPP's and Grey's IT infrastructure and property portfolio will be integrated

WPP Strategic Rationale 2

Strategic Rationale

Strong Business Units Within Integrated Group

	GREY WORLDWIDE	MEDIACOM	Grey Synchronized Partners: GREY DIRECT, Gi, G2	gci	GREY HEALTHCARE GROUP
Global Rank	No. 7 (1)	No. 9 (1)	-	-	No. 5 (2)
Key Clients	P&G gsk Mars Nokia BellSouth	Warner Bros P&G gsk Volkswagen Mars	BAT BellSouth Mars gsk Nokia	Boehringer Dell Intel Bayer Forest	Boehringer Pfizer Novartis Wyeth gsk

Sources: (1) Ad Age; (2) Med Ed News

WPP
10

Strategic Rationale Highly Complementary Portfolio of Leading Brands Advertising Media Investment Management Public Relations & Public Affairs Branding & Identity, Healthcare & Specialist Communications

Strategic Rationale Clients New relationships with major advertisers and opportunity to leverage group marketing services Strengthening ties with common clients An additional network improves ability to manage client conflict, particularly in Advertising, Media Investment Management and Direct

Strategic Rationale Strong Regional Businesses Powerful US integrated business European business with major presence in UK, Germany and Scandinavia Strong business in Asia Pacific, with revenues of $130m in faster growing markets N. America Europe Asia Pacific Lat.Am 558.3 566.1 93.5 40.5

Direct/ Interactive PR HC Other Advertising, Media Investment Management East 0.117 0.071 0.115 0.07 0.62 Grey Synchronized Partners (Direct/G2/Gi) give another strong Direct & Interactive business to add to our top tier players Grey Healthcare business is a strong addition to work alongside CommonHealth, Healthworld and Sudler & Hennessey GCI, with its excellent roster of healthcare and technology clients, an important addition to our Public Relations portfolio Strategic Rationale Strength in Marketing Services Grey 2003 Revenue Breakdown

Strategic Rationale Developing Markets To Be One Third of Total Group WPP Combined Tomorrow Note: Based on 2003 Net Revenues Europe N. America RoW

Strategic Rationale Marketing Services To Be Two Thirds Of Total Group WPP Combined Tomorrow Advertising & Media Investment Management Marketing Services Note: Based on 2003 Net Revenues

Strategic Rationale Quantitative Disciplines To Be One Half Of Total Group WPP Combined Tomorrow Advertising, Media Investment Management & Other Marketing Services Direct, Internet, Interactive and Information, Insight & Consultancy Note: Based on 2003 Net Revenues

WPP Illustrative Financial Impact 3

Illustrative Financial Impact 2003 Pro forma: (£m) WPP (1) Grey (2) Combined Combined Revenue 4,106.0 799.3 4,905.3 4,905.3 EBITDA 661.0 73.2 73.2 734.2 EBIT 533.5 46.4 46.4 579.9 Operating Margin 13.0% 5.8% 11.8% 11.8% (1) UK GAAP results as reported, before goodwill amortisation and impairment, amounts written off fixed asset investments, and FRS17 interest (2) US GAAP results as reported, translated at average $/£ rate for 2003 of 1.6356. Includes $0.7m associate income grossed up Estimated synergies of £11 m ($20 m) per annum, from parent company, worldwide and regional infrastructure Grey tax rate targeted to decline to 38% in 2005 Further longer term opportunities for margin improvement from: Staff productivity Combining property and IT infrastructure Leveraging WPP and Grey purchasing arrangements Grey had £95 m net cash on balance sheet as at June 30, 2004, with further opportunities to improve on working capital performance

Illustrative Financial Impact Margin Targets Operating Margin* (%): 2003 (actual) 2005 (target) 2006 (target) WPP 13.0 14.5 15.0 Grey 5.8 10.5 11.5 Combined 11.8 14.0 14.5 Significant progress made in Grey's performance in H1 2004 Post 2006 further improvement in Grey margin of 1% p.a. to reach WPP levels Accretive to earnings in 2005 with further accretion in 2006 and 2007 ROI ahead of WACC in 2007 Long term WPP margin goals unchanged * Before goodwill amortisation and impairment, amounts written off fixed asset investments, and FRS17 interest

Illustrative Financial Impact WPP Funding Position Use of Funds $m £m Total consideration 1,520 845 Less option proceeds (39) (21) Less cash on Grey b/s (172) (95) Net Consideration 1,309 729 Sources of Funds $m £m New shares (82.2m) 760 423 WPP cash resources 549 306 1,309 729 Funding Position (as at 30.6.04) Funding Position (as at 30.6.04) Funding Position (as at 30.6.04) £'m WPP Grey Gross (debt) (1,758) (177) Cash 1,018 272 Net (debt)/cash (740) 95 Cash consideration covered from existing resources Use of existing facilities and remaining cash resource to cover working capital and 2005 maturities Credit ratios better than in 2001 and 2002

WPP Closing Remarks 4

Expected Timing Deal signing Completed Proxy statements mailed to Grey shareholders 30-60 days Shareholder vote/acceptances 60-90 days Expected closing December 2004/January 2005

Closing Remarks Impact on strategic goals largely neutral with enhanced opportunity for revenue growth in Advertising, Public Relations, Healthcare, Direct, Internet and Interactive WPP will continue to generate strong cashflow Operating cashflow will be used for bolt on acquisitions to support strategy continued progressive dividend policy and share buyback programme Leadership position in media will generate benefits for clients and a faster growing media business Financial model reaffirmed: 0-5% organic revenue p.a., 50bp margin improvement p.a. and up to 5% incremental revenue growth from bolt-on acquisitions to deliver 10-15% eps growth p.a.